Exhibit 4.1

ZFC ZAIS FINANCIAL CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

THIS CERTIFICATE IS TRANSFERABLE IN SOUTH SAINT PAUL, MN

SEE REVERSE SIDE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION.

CUSIP

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.0001 PAR VALUE PER SHARE, OF

ZAIS Financial Corp.

(the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter and the Bylaws of the Corporation and any amendments thereto. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

COMMON

IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by facsimile signatures of its duly authorized officers.

Dated:

CHIEF EXECUTIVE OFFICER AND PRESIDENT

CHIEF FINANCIAL OFFICER AND TREASURER

COUNTERSIGNED AND REGISTERED:
American Stock Transfer & Trust Company, LLC

TRANSFER AGENT AND REGISTRAR

AUTHORIZED SIGNATURE

AMERICAN FINANCIAL PRINTING INCORPORATED – MINNEAPOLIS

IMPORTANT NOTICE

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation (the “Charter”), a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office.

The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Charter, (i) no Person may Beneficially Own or Constructively Own shares of Common Stock in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the outstanding shares of Common Stock unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own shares of Capital Stock in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the total outstanding shares of Capital Stock, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock being beneficially owned by fewer than 100 Persons, (v) prior to the date that either each class or series of Capital Stock qualifies as a class of Publicly-Offered Securities or the Corporation qualifies for another exception to the Plan Asset Regulations (other than the Insignificant Participation Exception), no Person shall Transfer or attempt to Transfer shares of Capital Stock to the extent such Transfer would result in holding of any class or series of Capital Stock by Benefit Plan Investors being deemed to be significant for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); and (vi) prior to the date that either each class or series of Capital Stock qualifies as a class of Publicly-Offered Securities or the Corporation qualifies for another exception to the Plan Asset Regulations (other than the Insignificant Participation Exception), no Person (other than an underwriter that participates in the initial private placement of Capital Stock of the Corporation) shall Transfer or attempt to Transfer shares of Capital Stock unless such Person obtains from its transferee a representation and agreement that (1) its transferee is not (and will not be), and is not acting on behalf of, a Benefit Plan Investor or Controlling Person and (2) such transferee will obtain from its transferee the representation and agreement set forth in this sentence (including without limitation clauses (1) and (2)).  Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation.  If any of the restrictions on transfer or ownership  are violated, the shares of Capital Stock in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries.  In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above.  Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio.  All capitalized terms in this legend have the meanings defined in the Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UTMA –	Custodian

		(Cust)	(Minor)

TEN ENT	– as tenants by entireties	under Uniform Transfers to Minors

JT TEN	– as joint tenants with right of survivorship	Act

	and not as tenants in common	(State)

Additional abbreviations may also be used though not in above list.

For value received                  hereby sell, assign, and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

Shares

of stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated	X

X

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED

ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (“MSP”), OR THE STOCK EXCHANGES MEDALLION PROGRAM (“SEMP”) AND MUST NOT BE DATED, GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE.